CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 18, 2006, relating to the financial statements and financial highlights, which appears in the August 31, 2006 Annual Report to Shareholders of Templeton Global Bond Fund, a series of Templeton Income Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLP
San Francisco, California
December 22, 2006